SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2002

VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
(Address of principal executive offices) (Zip Code)

(502) 357-9000
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

As previously announced, on November 5, 2002, Ventas, Inc. (the “Company”), through its wholly owned subsidiary Ventas Realty, Limited Partnership (“Ventas Realty”), completed a $120 million transaction (the “Transaction”) with Trans Healthcare, Inc., a privately owned long-term care and hospital company (“THI”).

The Transaction is structured as a $53 million sale leaseback transaction (the “Sale Leaseback”) and $67 million loan (the “Loan”), which is comprised of a first mortgage loan and a mezzanine loan.

Under the Sale Leaseback, Ventas Realty purchased 5 properties and is leasing them back to THI under a master lease (the “Master Lease”). The properties subject to the Sale Leaseback are four skilled nursing facilities and one continuing care retirement community that is comprised of one skilled nursing facility, one rehabilitation hospital, and one assisted living facility. Three of the properties are located in Maryland and two are located in Ohio. These properties contain a total of 770 beds. The Master Lease provides for annual base rent of $5.9 million, escalating each year by three percent.

The Loan is divided into two components:

(a)
a $45 million first mortgage loan (the “First Mortgage Loan”) secured by 17 skilled nursing facilities and one related assisted living facility. Fourteen of these properties are located in Ohio and four are located in Maryland. These properties contain a total of 1,402 beds. The First Mortgage Loan is structured as a collateralized mortgage backed security that Ventas has originated for investment purposes, but may later sell. The First Mortgage Loan bears interest at LIBOR plus 367 basis points, inclusive of upfront fees (with a LIBOR floor of three percent). The First Mortgage Loan matures in three years, and THI holds options to exercise two one-year extensions upon satisfaction of certain conditions; and

(b)
a $22 million mezzanine loan (the “Mezzanine Loan”), which bears interest, inclusive of upfront fees, of 18 percent per annum and is secured by subordinate interests in the 18 facilities that also collateralize the First Mortgage Loan, liens on four additional healthcare/senior housing properties and interests in three additional properties operated by THI.

The Transaction covers a total of 32 facilities: 18 skilled nursing facilities, four assisted living facilities, and one rehabilitation hospital containing 1,546 beds in Ohio; and nine skilled nursing facilities containing 1,206 beds in Maryland.

The Company funded the transaction on a short-term basis by drawing on its revolving credit facility established pursuant to the Second Amended and Restated Credit, Security and Guaranty Agreement, dated April 17, 2002, among Ventas Realty, as borrower, the Company and certain subsidiaries of the Company identified therein, as guarantors, the lenders identified therein, including Bank of America, N.A., as Issuing Bank for the Letters of Credit

thereunder, Bank of America, N.A., as Administrative Agent, and UBS Warburg LLC, as Syndication Agent.

The value of the Transaction was determined through arms length negotiations. In connection therewith, the Company also obtained independent appraisals of certain of the properties involved in the Transaction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. (“Kindred”) and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company’s subsidiaries, including without limitation the lease agreements and various agreements (the “Spin Agreements”) entered into by the Company and Kindred at the time of the Company’s spin-off of Kindred on May 1, 1998 (the “1998 Spin Off”), as such agreements may have been amended and restated in connection with Kindred’s emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company’s other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company’s success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company’s operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company’s interest rate swap agreements and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under one of these interest rate swap agreements, (m) the ability and willingness of Atria, Inc. (“Atria”) to continue to meet and honor its contractual arrangements with the Company and Ventas Realty, Limited Partnership entered into in connection with the Company’s spin-off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company’s tax years ending December 31, 1997 and 1998, (p) final determination of the Company’s taxable net income for the year ending December 31, 2002, (q) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (r) the impact on the liquidity, financial condition and results of operations of Kindred and the Company’s other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida and (s) the value of the Company’s common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of the common stock in Kindred. Many of such factors are beyond the control of the Company and its management.

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Exhibits:

10.1.1	Purchase and Sale Agreement, dated as of November 1, 2002, by and between Ventas Realty, Limited Partnership, as Buyer, and Trans Healthcare of Ohio, Inc., as Seller.

10.1.2	Master Lease Agreement, dated as of November 1, 2002, between Ventas Realty, Limited Partnership, as Landlord, and the Tenants named therein.

10.2.1	Loan Agreement, dated as of November 1, 2002, among Ventas Realty, Limited Partnership, as Lender, and the Borrowers named therein.

10.2.2	Promissory Note, dated as of November 1, 2002, from certain Borrowers named therein, to Ventas Realty, Limited Partnership, as Lender.

10.2.3	Guaranty of Recourse Obligations, dated as of November 1, 2002, by the Guarantors named therein, for the benefit of Ventas Realty, Limited Partnership, as Lender.

10.2.4	Assignment of Leases, Rents, and Contracts, dated as of November 1, 2002, by the Borrowers named therein, to Ventas Realty, Limited Partnership, as Lender.

10.2.5	Open-End Fee and Leasehold Mortgage and Security Agreement, dated as of November 1, 2002, by the Borrowers named therein, for the benefit of Ventas Realty, Limited Partnership, as Lender.

10.2.6	Deed of Trust and Security Agreement, dated as of November 1, 2002, by the Borrowers named therein, to Brian Lobuts, as Trustee for the benefit of Ventas Realty, Limited Partnership, as Lender.

10.2.7	Schedule of Agreements Substantially Identical in All Material Respects to Agreements Filed as Exhibits 10.2.4, 10.2.5 and 10.2.6 pursuant to Instruction 2 to Item 601 of Regulation S-K.

10.3.1	Mezzanine Loan Agreement, dated as of November 1, 2002, among Ventas Realty, Limited Partnership, as Lender, and the Borrowers named therein.

10.3.2	Promissory Note, dated as of November 1, 2002, from the Mezzanine Borrowers named therein to Ventas Realty, Limited Partnership as Mezzanine Lender.

10.3.3	Guaranty, dated as of November 1, 2002, by Trans Healthcare, Inc, and subsidiaries named therein, as Guarantors, in favor of Ventas Realty, Limited Partnership, as Lender.

10.3.4
Guarantor Pledge and Security Agreement, dated as of November 1, 2002, by Trans Healthcare, Inc, and subsidiaries named therein, as Guarantors, in favor of Ventas Realty, Limited Partnership, as Lender.

10.3.5
Mezzanine Pledge and Security Agreement, dated as of November 1, 2002, by THI of Ohio SNFS, LLC, THI of Maryland SNFS I, LLC, and THI of Maryland SNFS II, LLC, as Pledgors, in favor of Ventas Realty, Limited Partnership, as Secured Party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC. (Registrant)

Date:    November 18, 2002

By:	/s/ T. Richard Riney
Name: T. Richard Riney Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

10.1.1	Purchase and Sale Agreement, dated as of November 1, 2002, by and between Ventas Realty, Limited Partnership, as Buyer, and Trans Healthcare of Ohio, Inc., as Seller.

10.1.2	Master Lease Agreement, dated as of November 1, 2002, between Ventas Realty, Limited Partnership, as Landlord, and the Tenants named therein.

10.2.1	Loan Agreement, dated as of November 1, 2002, among Ventas Realty, Limited Partnership, as Lender, and the Borrowers named therein.

10.2.2	Promissory Note, dated as of November 1, 2002, from certain Borrowers named therein, to Ventas Realty, Limited Partnership, as Lender.

10.2.3	Guaranty of Recourse Obligations, dated as of November 1, 2002, by the Guarantors named therein, for the benefit of Ventas Realty, Limited Partnership, as Lender.

10.2.4	Assignment of Leases, Rents, and Contracts, dated as of November 1, 2002, by the Borrowers named therein, to Ventas Realty, Limited Partnership, as Lender.

10.2.5	Open-End Fee and Leasehold Mortgage and Security Agreement, dated as of November 1, 2002, by the Borrowers named therein, for the benefit of Ventas Realty, Limited Partnership, as Lender.

10.2.6	Deed of Trust and Security Agreement, dated as of November 1, 2002, by the Borrowers named therein, to Brian Lobuts, as Trustee for the benefit of Ventas Realty, Limited Partnership, as Lender.

10.2.7	Schedule of Agreements Substantially Identical in All Material Respects to Agreements Filed as Exhibits 10.2.4, 10.2.5 and 10.2.6 pursuant to Instruction 2 to Item 601 of Regulation S-K.

10.3.1	Mezzanine Loan Agreement, dated as of November 1, 2002, among Ventas Realty, Limited Partnership, as Lender, and the Borrowers named therein.

10.3.2	Promissory Note, dated as of November 1, 2002, from the Mezzanine Borrowers named therein to Ventas Realty, Limited Partnership as Mezzanine Lender.

10.3.3	Guaranty, dated as of November 1, 2002, by Trans Healthcare, Inc, and subsidiaries named therein, as Guarantors, in favor of Ventas Realty, Limited Partnership, as Lender.

10.3.4
Guarantor Pledge and Security Agreement, dated as of November 1, 2002, by Trans Healthcare, Inc, and subsidiaries named therein, as Guarantors, in favor of Ventas Realty, Limited Partnership, as Lender.

10.3.5
Mezzanine Pledge and Security Agreement, dated as of November 1, 2002, by THI of Ohio SNFS, LLC, THI of Maryland SNFS I, LLC, and THI of Maryland SNFS II, LLC, as Pledgors, in favor of Ventas Realty, Limited Partnership, as Secured Party.